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                                                                    EXHIBIT 10.9


                             CONSENT AND AGREEMENT
                             (Nortel / Alamosa PCS)


         This Consent and Agreement is entered into as of June 10, 1999 (this "Consent and Agreement"), between SPRINT SPECTRUM L.P., a Delaware limited partnership ("Sprint Spectrum"), SPRINTCOM, INC., a Kansas corporation ("SprintCom"), SPRINT COMMUNICATIONS COMPANY, L.P., a Delaware limited partnership ("Sprint Communications"), WIRELESSCO, L.P., a Delaware limited partnership ("WirelessCo" and together with Sprint Spectrum, SprintCom and Sprint Communications, the "Sprint Parties"), and NORTEL NETWORKS INC., a Delaware corporation, as administrative agent (together with any successors thereof in accordance with the Credit Agreement, the "Administrative Agent") for the lenders under that certain Credit Agreement among ALAMOSA PCS, LLC, a Texas limited liability company (the "Affiliate"), the Administrative Agent and the lenders from time to time party thereto (the "Lenders").

         Affiliate has entered into the Sprint PCS Management Agreement dated and effective as of July 17, 1998 (as it may be amended, modified, or supplemented from time to time, the "Management Agreement") with Sprint Spectrum providing for the design, construction and management of the Service Area Network. Affiliate has also entered into the Sprint PCS Services Agreement (the "Services Agreement") and the Sprint Trademark and Service Mark License Agreement and the Sprint Spectrum Trademark and Service Mark License Agreement (together, the "License Agreements") (together, the Management Agreement, the Services Agreement and the License Agreements and all other agreements between Affiliate or its subsidiaries, on the one hand and the Sprint Parties or any subsidiary of Sprint Corporation on the other hand (whether entered into prior to, on, or after the date hereof), shall be collectively referred to as the "Sprint Agreements").

         Affiliate has entered into or concurrently herewith is entering into that certain Credit Agreement dated as of June 10, 1999, with the Administrative Agent and the Lenders (such Credit Agreement, as it may be amended, supplemented, restated, replaced or otherwise modified from time to time, is referred to as the "Credit Agreement"), to provide financing for a portion of the costs of the design and construction of the Service Area Network and for certain other purposes. The Credit Agreement and each note, security agreement, pledge agreement, guaranty and any and all other agreements, documents or instruments entered into in connection with any of the foregoing, as the same may from time to time be amended, supplemented, restated, replaced or otherwise modified from time to time, shall collectively be referred to as the "Loan Documents."

         As a condition to the availability of credit to Affiliate under the Credit Agreement, the Administrative Agent and the Lenders have required the execution and delivery of this Consent and Agreement by the Sprint Parties and have required that Affiliate acknowledge, consent and agree to all terms and provisions of this Consent and Agreement.

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         Sprint Spectrum and SprintCom hold, directly or indirectly, the licenses for the service areas managed by Affiliate as contemplated in the Management Agreement. As used in this Consent and Agreement, the term "Sprint PCS" shall refer in each particular instance or application to Sprint Spectrum and/or SprintCom, based on which of the two entities owns the License in that portion of the Service Area to which the subject of the instance or application applies.

         All capitalized terms in this Consent and Agreement shall have the same meanings ascribed to them in the Management Agreement unless otherwise provided in this Consent and Agreement; provided, that the terms "Default", "Event of Default" and "Obligations" shall have the meanings ascribed to them in the Credit Agreement.

         Accordingly, each Sprint Party and the Administrative Agent hereby agrees as follows:

         SECTION 1. Consent to Security Interest. In connection with the transactions contemplated by the Credit Agreement and the other Loan Documents, Affiliate has granted or will grant to the Administrative Agent, for the benefit of the Lenders, a first priority security interest in and lien upon substantially all of its assets and property, tangible and intangible, whether now owned or hereafter acquired or arising, and all proceeds and products thereof and accessions thereto, including without limitation the rights of Affiliate in, to and under the Sprint Agreements, and a first priority security interest in and pledge of all capital stock, membership interests, partnership interests or other equity interests in Affiliate and its subsidiaries (the foregoing security interests, liens and pledges are referred to collectively as the "Security Interests" and the foregoing assets and property in which the Administrative Agent, for the benefit of the Lenders, has been or will be granted a first priority security interest in and lien are referred to collectively as the "Collateral"). Each Sprint Party (i) acknowledges notice of the Credit Agreement, (ii) consents to the granting of the Security Interests in the Collateral to the Administrative Agent, for the benefit of the Lenders, and (iii) agrees that (a) neither it nor any subsidiary of Sprint Corporation will challenge or contest that the Security Interests are valid, enforceable and duly perfected first priority security interests and liens in and to the Collateral and (b) neither it nor any subsidiary of Sprint Corporation will argue that any such Security Interest is subject to avoidance, limitation or subordination under any legal or equitable theory or cause of action.

         Each Sprint Party acknowledges and agrees that (i) Sections 17.15.1 and 17.15.2 of the Management Agreement do not apply to the assignment of Affiliate's rights under the Sprint Agreements to the Administrative Agent or the Lenders under the Loan Documents or in connection with a transaction permitted pursuant to this Consent and Agreement to any other Person pursuant to the Loan Documents or to any other assignment in connection with any transaction permitted pursuant to this Consent and Agreement and (ii) Section
17.15.3 of the Management Agreement shall not apply to any Change of Control of Affiliate in connection with the exercise by the Administrative Agent of any of its rights or remedies under the Loan Documents, including without limitation in connection with the sale of the membership interests of Affiliate to any Person or to any other Change of Control of Affiliate; provided, however,
Section 17.15.3 of the Management Agreement shall apply to any such transaction if such transaction is not with the Administrative Agent or the Lenders or is not a transaction permitted pursuant to this Consent and Agreement. It


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is understood that any assignment described in this Section 1 to the
Administrative Agent or the Lenders is hereby consented to by the Sprint Parties; provided, that any subsequent assignment by the Administrative Agent or the Lenders shall be in accordance with the terms of this Consent and Agreement.

         SECTION 2. Payments. Upon receipt of the Administrative Agent's written instructions, each Sprint Party agrees to make all payments (if any) to be made by it under the Sprint Agreements, subject to its rights of setoff or recoupment with respect to such payments as permitted under Section 10.6 of the Management Agreement, to Affiliate directly to the Administrative Agent, or otherwise as the Administrative Agent shall direct; provided, that during the period that Sprint PCS is making such payments directly to the Administrative Agent or its designee pursuant to this Section 2, Sprint PCS' setoff and recoupment rights under such Section 10.6 shall not be limited to undisputed amounts. The Administrative Agent hereby agrees that the Administrative Agent will not give any such written instructions for it to receive such payments directly from a Sprint Party unless an Event of Default has occurred under the Credit Agreement and is continuing. Such written instructions to make payments directly to the Administrative Agent shall be effective only so long as an Event of Default is continuing, and the Administrative Agent will revoke such instructions promptly following the cure of such Event of Default. Any payments made by any Sprint Party directly to, or at the direction of, the Administrative Agent shall fully satisfy any obligation of such Sprint Party to make payments to Affiliate under the Sprint Agreements to the extent of such payments.

         SECTION 3. Notice and Effect of Event of Default, Management Agreement Breach and Event of Termination. The Administrative Agent agrees to provide to Sprint PCS a copy of any written notice that Administrative Agent sends to Affiliate, promptly after sending such notice, that a Default or an Event of Default has occurred and is continuing, and Sprint PCS agrees to provide to the Administrative Agent a copy of any written notice that Sprint PCS sends to Affiliate, promptly after sending such notice, that an Event of Termination or an event that if not cured, or if notice is provided, will constitute an Event of Termination (each of an Event of Termination and an event that if not cured would constitute an Event of Termination, a "Management Agreement Breach") has occurred. Sprint Spectrum and SprintCom acknowledge that the Administrative Agent has informed them that an Event of Termination constitutes an Event of Default under the Loan Documents, and Sprint Spectrum and SprintCom further acknowledge that the Management Agreement does not prohibit Affiliate from curing such an Event of Default.

         SECTION 4. Event of Default without a Management Agreement Breach.

                  (a) Affiliate Remains as Manager or Interim Manager Appointed. Upon and during the continuation of an Event of Default when no Management Agreement Breach exists on the original date of occurrence of such Event of Default, the Administrative Agent may (i) allow Affiliate to continue to act as the Manager under the Sprint Agreements, (ii) after (A) Acceleration (as defined in Section 6(a)) of the Obligations under the Credit Agreement, (B) the "Maturity Date" (as defined in the Credit Agreement) in the event the Obligations have not been paid in full as of such date, or (C) the occurrence of an Event of


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         Default set forth in Section 11.1(e) or 11.1(f) of the Credit
         Agreement (each of such occurrences identified in this Section 4(a)(ii), an "IM Appointment Triggering Event"), appoint Sprint Spectrum to act as "Interim Manager" under the Sprint Agreements, or
         (iii) after an IM Appointment Triggering Event, appoint a Person other than Sprint Spectrum to act as Interim Manager under the Sprint Agreements. If the Administrative Agent initially allows Affiliate to continue to act as the Manager under the Sprint Agreements, the Administrative Agent may later, during a continuation of an Event of Default and after an IM Appointment Triggering Event, remove the Affiliate as Manager and take the action described above in clauses
         (ii) and (iii). The date on which a Person begins serving as Interim Manager shall be the "Commencement Date."

                  (b) Sprint Spectrum or Sprint Spectrum Designee as Interim Manager. If the Administrative Agent appoints Sprint Spectrum as Interim Manager, within 14 days after its appointment Sprint Spectrum shall accept the position or designate another Person (a "Sprint Spectrum Designee") to act as Interim Manager under the Sprint Agreements. The Administrative Agent shall accept Sprint Spectrum and any Sprint Spectrum Designee that is then acting as an Other Manager (other than Affiliate) to act as Interim Manager under the Sprint Agreements. Any Sprint Spectrum Designee that is not an Other Manager must be acceptable to the Administrative Agent, which acceptance will not be unreasonably withheld. If, within 30 days after the Administrative Agent gives Sprint Spectrum notice of its appointment as Interim Manager, Sprint Spectrum or a Sprint Spectrum Designee does not agree to act as Interim Manager, then the Administrative Agent shall have the right to appoint an Administrative Agent Designee as Interim Manager in accordance with Section 4(c). At the discretion of the Administrative Agent, Sprint Spectrum or the Sprint Spectrum Designee shall serve as Interim Manager for up to six months from the Commencement Date.

                  Upon the expiration of its initial six-month period as Interim Manager under the Sprint Agreements, Sprint Spectrum or the Sprint Spectrum Designee will agree to serve as Interim Manager for up to six months from such expiration date until the Administrative Agent gives Sprint Spectrum or the Sprint Spectrum Designee at least 30 days written notice of its desire to terminate the relationship; provided, that the extended period will be for 12 months rather than six months (for a complete term of 18 months) in the event, as of the date of the initial appointment, the aggregate number of pops that Affiliate and all Other Managers have the right to serve under their respective management agreements with the Sprint Parties is less than 40 million. If Sprint Spectrum's or the Sprint Spectrum Designee's term as Interim Manager is extended, then the Administrative Agent agrees that Sprint Spectrum or the Sprint Spectrum Designee shall be reimbursed promptly for all amounts previously expended by Sprint Spectrum or the Sprint Spectrum Designee under Section 11.6.3 of the Management Agreement (which expenditures were incurred in accordance with Section 9 of this Consent and Agreement), and Sprint Spectrum or the Sprint Spectrum Designee shall continue to be reimbursed for any expenses it incurs pursuant to its rights under Section 11.6.3 of the Management Agreement as provided in the Management Agreement (which expenditures were incurred in accordance with Section 9 of this Consent


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         and Agreement); provided, that the Administrative Agent shall only be required to reimburse Sprint Spectrum or the Sprint Spectrum Designee for amounts expended under Section 11.6.3 of the Management Agreement in an aggregate amount equal to 5% of Affiliate's shareholder's equity or capital account plus Affiliate's long-term debt (i.e., notes that on their face are scheduled to mature more than one year from the date issued), as reflected on Affiliate's books (the "Reimbursement Limit"). If it becomes necessary for Sprint Spectrum or the Sprint Spectrum Designee to expend an amount that exceeds the Reimbursement Limit, Sprint Spectrum or the Sprint Spectrum Designee is not required to incur such expense.

                  Upon the termination or expiration of the term of Sprint Spectrum or the Sprint Spectrum Designee as Interim Manager, the Administrative Agent shall have the right to appoint a successor Interim Manager in accordance with Section 4(c).

                  (c) Administrative Agent Designee as Interim Manager. If the Administrative Agent elects to appoint a Person other than Sprint Spectrum to act as Interim Manager under the Sprint Agreements (an "Administrative Agent Designee") as permitted under Sections 4(a)(iii) and 4(b), such Administrative Agent Designee must (i) agree to serve as Interim Manager for six months unless terminated earlier by Sprint PCS for cause or by the Administrative Agent, (ii) meet the "Successor Manager Requirements" set forth below in Section 13, and (iii) agree to comply with the terms of the Sprint Agreements but will not be required to assume the existing liabilities of Affiliate. In the case of a proposed Interim Manager, Sprint PCS shall provide to the Administrative Agent, within 10 Business Days after the request therefor, a detailed description of all information reasonably requested by Sprint PCS to enable Sprint PCS to determine if it believes that a proposed Interim Manager satisfies the Successor Manager Requirements. Sprint PCS agrees to inform Administrative Agent within 20 days after it receives such information respecting such proposed Administrative Agent Designee from the Administrative Agent whether Sprint PCS believes such designee satisfies the Successor Manager Requirements. If Sprint PCS does not so inform the Administrative Agent within such 20-day period, then Sprint PCS shall be deemed to agree, for all purposes of this Consent and Agreement, that such proposed designee satisfies the Successor Manager Requirements. A Person that satisfies the Successor Manager Requirements qualifies under the Management Agreement to become a Successor Manager, unless the Administrative Agent Designee materially breaches the terms of a Sprint Agreement while acting as Interim Manager or no longer meets the Successor Manager Requirements. The Interim Manager may continue to serve as Interim Manager after the initial six-month period at the Administrative Agent's discretion, so long as the Interim Manager continues to satisfy the Successor Manager Requirements and no Management Agreement Breach exists. If the Administrative Agent Designee materially breaches any Sprint Agreement while acting as Interim Manager, then Sprint PCS and the Administrative Agent have the rights set forth in Section 5; provided, that Sprint PCS may not allow Affiliate to act as the Manager of the Sprint Agreements without the Administrative Agent's consent.


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         SECTION 5. Event of Default Created by a Management Agreement Breach.

                  (a) Affiliate Remains as Manager or Interim Manager Appointed. Upon an Event of Default created by a Management Agreement Breach (so long as at such time an Event of Default not created by a Management Agreement Breach is not in existence), Sprint PCS may (i) allow Affiliate to continue to act as the Manager under the Sprint Agreements if approved by the Administrative Agent, (ii) act as Interim Manager under the Sprint Agreements (in the case of Sprint Spectrum) or appoint Sprint Spectrum as Interim Manager (in the case of SprintCom), or (iii) appoint a Sprint Spectrum Designee to act as Interim Manager under the Sprint Agreements. If Sprint PCS initially allows Affiliate to continue to act as the Manager under the Sprint Agreements, Sprint PCS may later remove the Affiliate as Manager and take the action described above in clauses (ii) and (iii). The Administrative Agent shall have no right to appoint an Interim Manager when an Event of Default is caused by a Management Agreement Breach (unless an Event of Default not created by a Management Agreement Breach is in existence), unless Sprint PCS elects not to act as Interim Manager or to appoint a Sprint Spectrum Designee.

                  (b) Sprint Spectrum or Sprint Spectrum Designee as Interim Manager. If Sprint Spectrum acts as Interim Manager or designates a Sprint Spectrum Designee to act as Interim Manager under the Sprint Agreements, the Interim Manager shall serve as Interim Manager for up to six months from the Commencement Date, at the discretion of Sprint Spectrum. The Administrative Agent shall accept Sprint Spectrum and any Sprint Spectrum Designee that is then acting as an Other Manager (other than Affiliate) to act as Interim Manager under the Sprint Agreements. Any Sprint Spectrum Designee that is not then acting as an Other Manager must be acceptable to the Administrative Agent, which acceptance will not be unreasonably withheld.

                 Upon the expiration of its initial six-month period as Interim Manager under the Sprint Agreements, Sprint Spectrum or the Sprint Spectrum Designee will agree to serve as Interim Manager for an extended period of up to six months from such expiration date until the Administrative Agent gives Sprint Spectrum or the Sprint Spectrum Designee at least 30 days written notice of its desire to terminate the relationship; provided, that the extended period will be for 12 months rather than six months (for a complete term of 18 months) in the event, as of the date of the initial appointment, the aggregate number of pops that Affiliate and all Other Managers have the right to serve under their respective management agreements with the Sprint Parties is less than 40 million. If Sprint Spectrum's or the Sprint Spectrum Designee's term as Interim Manager is extended, then the Administrative Agent agrees that Sprint Spectrum or the Sprint Spectrum Designee shall be reimbursed promptly for all amounts previously expended by Sprint Spectrum or the Sprint Spectrum Designee under Section 11.6.3 of the Management Agreement (which expenditures were incurred in accordance with Section 9 of this Consent and Agreement), and Sprint Spectrum or the Sprint Spectrum Designee shall continue to be reimbursed for any expenses it incurs pursuant to its rights under Section 11.6.3 of the Management Agreement as provided in the Management Agreement (which expenditures were incurred in accordance with Section 9


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         of this Consent and Agreement); provided, that the Administrative
         Agent shall only be required to reimburse Sprint Spectrum or the Sprint Spectrum Designee for amounts expended under Section 11.6.3 of the Management Agreement in an aggregate amount equal to the Reimbursement Limit. If it becomes necessary for Sprint Spectrum or the Sprint Spectrum Designee to expend an amount that exceeds the Reimbursement Limit, Sprint Spectrum or the Sprint Spectrum Designee is not required to incur such expense.

                  Upon the termination or expiration of the term of Sprint Spectrum or the Sprint Spectrum Designee as Interim Manager and with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed), Sprint Spectrum shall have the right to appoint a successor Interim Manager in accordance with
         Section 5(a).

                  (c) Administrative Agent Designee as Interim Manager. If, after Acceleration and within 30 days after Sprint PCS gives the Administrative Agent notice of a Management Agreement Breach, Sprint Spectrum does not agree to act as Interim Manager or does not obtain the consent of a Sprint Spectrum Designee to act as Interim Manager under the Sprint Agreements, or if Sprint Spectrum or the Sprint Spectrum Designee gives the Administrative Agent notice of its resignation as Interim Manager and Sprint Spectrum fails to appoint a successor in accordance with Section 5(b) within 30 days after such resignation, the Administrative Agent may appoint an Administrative Agent Designee to act as Interim Manager. Such Administrative Agent Designee must (i) agree to serve as Interim Manager for six months unless terminated earlier by Sprint PCS for cause or by the Administrative Agent, (ii) meet the Successor Manager Requirements, and (iii) agree to comply with the terms of the Sprint Agreements. In the case of a proposed Administrative Agent Designee, Sprint PCS shall provide to the Administrative Agent, within 10 Business Days after the request therefor, a detailed description of all information reasonably requested by Sprint PCS to enable Sprint PCS to determine if it believes that a proposed Administrative Agent Designee satisfies the Successor Manager Requirements. Sprint PCS agrees to inform Administrative Agent within 20 days after it receives such information respecting such proposed Administrative Agent Designee from the Administrative Agent whether Sprint PCS believes such designee satisfies the Successor Manager Requirements. If Sprint PCS does not so inform the Administrative Agent within such 20-day period, then Sprint PCS shall be deemed to agree, for all purposes of this Consent and Agreement, that such proposed designee satisfies the Successor Manager Requirements. A Person that satisfies the Successor Manager Requirements qualifies under the Management Agreement to become a Successor Manager, unless the Administrative Agent Designee materially breaches the terms of a Sprint Agreement while acting as Interim Manager or no longer meets the Successor Manager Requirements. The Interim Manager may continue to serve as Interim Manager after the initial six-month period at the Administrative Agent's discretion, so long as the Interim Manager continues to satisfy the Successor Manager Requirements and no Management Agreement Breach exists.


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         SECTION 6. Purchase and Sale of the Operating Assets. Upon the
occurrence and during the continuation of an Event of Default, the following provisions shall govern the purchase and sale of the Operating Assets:

                  (a) Acceleration of the Obligations Under the Loan Documents. In the event the Lenders accelerate the maturity of the Obligations under the Loan Documents (an "Acceleration" and the date thereof, an "Acceleration Date"), the Administrative Agent shall give written notice thereof to Sprint PCS. Upon receipt of notice of Acceleration, Sprint PCS shall have the right to purchase the Operating Assets from Affiliate for an amount equal to the greater of (i) 72% of the Entire Business Value (as defined in the Management Agreement) of Affiliate, valued in accordance with the procedure set forth in Section 11.7 of the Management Agreement, and (ii) the aggregate amount of the Obligations. Sprint PCS shall, within 60 days of receipt of notice of Acceleration, give Affiliate and the Administrative Agent notice of its intent to exercise the purchase right. In the event Sprint PCS gives the Administrative Agent written notice of its intent to purchase the Operating Assets, the Administrative Agent agrees that it shall not enforce its Security Interests in the Collateral until the earlier to occur of (i) expiration of the period consisting of 120 days after the notice of Acceleration (or such later date that shall be provided for in the purchase agreement and acceptable to the Administrative Agent to close the purchase of the Operating Assets) or
         (ii) receipt by Administrative Agent and Affiliate from Sprint PCS of written notice that Sprint PCS has determined not to proceed with the closing of the purchase of the Operating Assets. If after the 120-day period after the Acceleration Date the Affiliate receives any purchase offer for the Operating Assets or the membership interests of Affiliate that is confirmed in writing by Affiliate to be acceptable to Affiliate, Sprint PCS shall have the right to purchase the Operating Assets or the membership interests of Affiliate, as the case may be, on terms and conditions at least as favorable to the Affiliate as the terms and conditions proposed in such offer so long as within 14 Business Days after Sprint PCS's receipt of such other offer Sprint PCS offers to purchase the Operating Assets or the membership interests of Affiliate and so long as the conditions of Sprint PCS's offer and the amount of time it will take Sprint PCS to effect such purchase is acceptable to the Affiliate. Any such offer shall be confirmed in writing by the third party offeror. In the event Sprint PCS exercises its rights under this Section 6(a), (i) the Affiliate shall sell the Operating Assets to Sprint PCS, and (ii) the Administrative Agent and the Lenders shall consent to such purchase and sale provided that the proceeds thereof shall be sufficient to repay the aggregate amount of the Obligations. The purchase right of the Sprint Parties under this Section 6(a) shall be in addition to the purchase rights of the Sprint Parties under Section 11.6.1 of the Management Agreement. If Sprint PCS purchases the Operating Assets or the membership interests of Affiliate as permitted under this Section 6(a), the Administrative Agent will release the Security Interests in the Collateral upon payment in full of the aggregate amount of the Obligations.

                  (b) Sale of Operating Assets to Third Parties. If the Sprint Parties do not purchase the Operating Assets from Affiliate after an Acceleration as described above in Section 6(a), the Collateral may be sold as follows:


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                           (i) Sale to Successor Manager. The Collateral may be
         sold by the Administrative Agent (in its sole discretion) in the exercise of certain of its rights and remedies as a secured party under the Loan Documents to a person that satisfies the Successor Manager Requirements. Sprint PCS shall provide to the Administrative Agent, with a copy to Affiliate, within 10 Business Days after the request therefor, a detailed description of all information reasonably requested by Sprint PCS to enable Sprint PCS to determine if it believes that a proposed buyer satisfies the Successor Manager Requirements. Sprint PCS agrees to inform the Administrative Agent and Affiliate within 20 days after it receives such information respecting such proposed buyer from the Administrative Agent whether Sprint PCS believes such designee satisfies the Successor Manager Requirements.
         If Sprint PCS does not so inform the Administrative Agent within such 20-day period, then Sprint PCS shall be deemed to agree, for all purposes of this Consent and Agreement, that such proposed designee satisfies the Successor Manager Requirements. If the proposed buyer satisfies the Successor Manager Requirements (or is deemed to satisfy such requirements) and wishes to become a Successor Manager, the buyer must agree to be bound by the Sprint Agreements; provided, that buyer shall have no responsibility or liability for any liability to any Person other than a Sprint Party and Related Party of Sprint PCS arising out of Affiliate's operations prior to the date buyer becomes bound by the Sprint Agreements. In such case the Sprint Agreements shall remain in full force and effect with the buyer as Successor Manager and this Consent and Agreement shall remain in full force and effect for the benefit of the Successor Manager and any Person providing senior secured debt financing to such Successor Manager if required by such Person. Sprint PCS agrees, with respect to any past failure of Affiliate to perform any obligation under the Sprint Agreements, that the Successor Manager shall have the same amount of time to perform such obligation that Affiliate had under the Sprint Agreements, with the performance period commencing on the date on which the buyer becomes a Successor Manager. Sprint PCS shall permit the performance period set forth in the Management Agreement to be extended for such period of time that Sprint PCS believes is reasonable to allow Successor Manager to perform such unperformed obligations.

                           (ii) Sale to Other than Successor Manager. The Collateral may be sold (subject to requirements of applicable law) to a person that does not satisfy the Successor Manager Requirements or to a person that does not wish to become a Successor Manager, but only under the following conditions:

                                   (A) the Sprint Parties may terminate the
         Sprint Agreements with such buyer following the closing of such purchase (and the Administrative Agent and the buyer shall have no rights thereto or thereunder with respect to events occurring after the closing of such purchase);

                                   (B) the buyer may purchase the Disaggregated
         License (with the amount of PCS described below in Section 6(b)(iv) and with the Disaggregated License having the characteristics described in the definition thereof) for a price equal to the sum of


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         (1) the original cost of the License to Sprint PCS pro rated on a pops and spectrum basis, plus (2) the microwave relocation costs paid by Sprint PCS pro rated on a pops basis, plus (3) the amount of carrying costs to Sprint PCS attributable to such original cost and microwave relocation costs from the date of this Consent and Agreement to and including the date on which the Disaggregated License is transferred to the buyer, based on a rate of 12 percent per annum; and

                                   (C) the purchase agreement with the buyer
         contains the requirements set forth in Section 6(c).

                           (iii) Confidentiality Agreement. Before any potential buyer is provided Confidential Information respecting the potential purchase of any of the Operating Assets or the Pledged Equity (which buyer shall be entitled to receive), the potential buyer shall execute a confidentiality agreement in the form attached as Exhibit A with such changes thereto as may be reasonably requested by the parties to the agreement; provided, however, in the event the potential buyer does not satisfy the Successor Manager Requirements or has notified the Affiliate, Sprint PCS or the Administrative Agent that it does not intend to be a Successor Manager, Confidential Information that constitutes or relates to any technical, marketing, financial, strategic or other information concerning any of the Sprint Parties and that does not pertain to the business of Affiliate shall not be permitted to be provided to such potential buyer.

                           (iv) Amount of Spectrum Sold. WirelessCo will sell Spectrum as follows when required under Section 6(b)(ii)(B):

                                   (A) If the buyer, an entity with respect to
         which such buyer directly or indirectly through one or more persons owns the total voting power or at least 50% of the total voting power or at least 50% of the total equity (a "controlled entity"), an entity that directly or indirectly through one or more persons has a parent entity that owns at least 50% of the voting power or at least 50% of the total equity of both the buyer and the common controlled entity (a "common controlled entity"), or any successor of such buyer, such controlled entity or such common controlled entity, owns a license to provide wireless service to at least 50% of the Pops in a BTA with respect to which such buyer proposes to purchase Spectrum (each a "Restricted Party" with respect to such BTA), the buyer may buy only 5 MHz of Spectrum for such BTA.

                                   (B) If the buyer is not a Restricted Party
         for a BTA with respect to which such buyer proposes to purchase Spectrum, and either does not satisfy the Successor Manager Requirements (other than those set forth in Section 13(b)) or does not wish to be a Successor Manager, then the buyer may buy 5 MHz, 7.5 MHz or 10 MHz as the buyer determines in its sole discretion.

                  (c) No Direct Solicitation of Customers. Upon the sale of the Operating Assets or the Disaggregated License in accordance with this Consent and Agreement in accordance with Section 6(b)(ii), then the Sprint Parties agree to transfer to the purchaser thereof the customers with a MIN assigned to the Service Area covered by the purchased Spectrum, but Sprint PCS shall retain the customers of a national account and any resellers who are then party to a resale agreement with Sprint PCS. Each Sprint Party agrees to take all actions reasonably requested by the purchaser of the Operating Assets or the Disaggregated License to fully transfer to such purchaser such customers. Each Sprint Party agrees that neither it nor any of its Related Parties will directly or indirectly solicit, for six months after the date of transfer, the customers with a MIN assigned to the Service Area covered by the Disaggregated License; provided, that Sprint PCS retains the customers of a national account and any resellers that have entered into a resale agreement with Sprint PCS, Sprint PCS may advertise nationally, regionally and locally, and engage direct marketing firms to solicit customers generally. If the buyer continues to operate the purchased assets as a wireless network in the same geographic area on a network that is technologically compatible with Sprint PCS's network, the buyer and Sprint PCS shall each agree to provide roaming services to the other (in the case of Sprint PCS the roaming services shall be provided to those customers of buyer in the geographic area serviced by the Disaggregated License and in the case of buyer the roaming services shall be provided to those customers of Sprint PCS roaming in the geographic area serviced by the Disaggregated License) pursuant to a roaming agreement to be entered into between buyer and Sprint PCS and to be mutually agreed upon so long as such agreement is based on Sprint PCS's then standard roaming agreement used by Sprint PCS in the industry and the price that each party shall pay the other party for roaming services provided to the first party shall be a price equal to the lesser of:
         (1) MFN Pricing provided by buyer to third parties roaming in the geographic area serviced by the Disaggregated License; and (2) the national average paid by Sprint PCS to third parties for Sprint PCS's customers to roam in such third parties' geographic areas (including Other Managers). The buyer shall agree in writing that if it continues to operate the purchased assets as a wireless network in the same geographic area on a network that is technologically compatible with Sprint PCS's network, the buyer shall, to the extent required by law, provide resale to Sprint PCS in the geographic area serviced by the Disaggregated License at the MFN Pricing that buyer charges third parties who purchase resale from buyer; provided, however, if buyer is not offering resale to any other customers then pricing of resale provided to Sprint PCS shall be as mutually agreed; and provided, further, however, whether or not buyer is required by law to offer such resale, buyer shall offer such resale (on the terms described in this sentence) to national customers of Sprint PCS.

         SECTION 7. No Limits on Remedies. Nothing contained in this Consent and Agreement shall limit any rights of the Administrative Agent or Lenders to accelerate the amount owed by Affiliate under the Loan Documents. Except as expressly provided herein, nothing contained in this Consent and Agreement shall limit any rights or remedies that the Administrative Agent or the Lenders may have under the Loan Documents or applicable law. The Administrative Agent may not sell, lease, assign, convey or otherwise dispose of the Collateral other than as permitted under this Consent and Agreement.

         SECTION 8. Rights and Obligations of Interim Manager. The Interim Manager may collect a reasonable management fee for its services; provided, that if Sprint Spectrum or a

Related Party of Sprint PCS acts as Interim Manager, such management fee shall not exceed the direct expenses relating to Sprint Spectrum or such Related Party employees for the actual time spent by such employees when performing the function of Interim Manager and Sprint Spectrum's or such Related Party's out-of-pocket expenses. Such direct expenses shall include such employees' salaries and benefits, and the out-of-pocket and accrued expenses allocated to such employees. If Sprint Spectrum is the Interim Manager, the management fee will be paid out of the 92% Management Fee that Sprint PCS pays under the Management Agreement, and will be in addition to the fees it receives under the Services Agreement. Sprint PCS shall collect such management fee by setoff against the fees and any other amounts payable to Affiliate under the Sprint Agreements. The Interim Manager will be required to operate the Service Area Network in accordance with the terms of the Sprint Agreements and will be subject to all of the requirements and obligations of such agreements, but will not be required to assume the existing liabilities of Affiliate.

         SECTION 9. Rights to Cure. Neither the provisions of this Consent and Agreement nor any action of either Administrative Agent or Sprint PCS shall require either Administrative Agent, any Lender or Sprint PCS to cure any default of Affiliate under the Sprint Agreements or to perform under the Sprint Agreements, but shall only give it the option to do so except to the extent otherwise required by this Consent and Agreement. Sprint PCS may exercise its rights under Section 11.6.3 of the Management Agreement upon an Event of Termination, whether such situation arises while Affiliate, Sprint Spectrum, an Administrative Agent Designee or a Sprint Spectrum Designee is acting as Interim Manager and notwithstanding any other provision of this Consent and Agreement; provided, that the right to reimbursement for any expenses incurred in connection with such cure shall be unsecured and until such time as the Obligations have been paid in full in cash and all commitments to advance credit under the Credit Agreement have terminated or expired, the Person or Persons entitled thereto shall not receive such reimbursement, except as specifically provided in Section 4(b) or Section 5(b) of this Consent and Agreement. Sprint PCS shall not be permitted to deduct from its payments to Affiliate any such amounts it is not entitled to receive under this Section and shall not take any action of any type to attempt to collect such reimbursement and the failure to be so reimbursed shall not constitute a Management Agreement Breach. In the event that Sprint PCS receives any payments or distributions that it is not entitled to receive under this Section, such payments shall be held in trust for, and promptly turned over to, the parties entitled thereto. If Sprint PCS has designated a third party to take action under Section 11.6.3 of the Management Agreement, before taking any such action such third party shall enter into an agreement with Administrative Agent providing that such third party agrees to the provisions of this Section 9 as if it were a party hereto. Until such time as the Obligations have been paid in full in cash and all commitments to advance credit under the Credit Agreement have terminated or expired, Sprint PCS shall not be entitled to exercise any other remedies under the Sprint Agreements, including, without limitation, the remedy of terminating the Sprint Agreements (except to the extent permitted under Section 6(b)(ii) of this Consent and Agreement) or the remedy of withholding any payment set forth in Section 10 of the Management Agreement (subject to Sprint PCS's rights of setoff or recoupment of expenses with respect to such payments as permitted under Sections 2, 4(b) and 5(b) of this Consent and Agreement). Until such time as the Obligations have been paid in full in cash and all commitments to advance credit under the Credit Agreement have terminated or expired, notwithstanding anything to the contrary contained in Section 2.3 of the Management Agreement, in no event shall any Person other than Affiliate or a Successor Manager be a manager or operator for Sprint PCS with respect to the Service Area and neither Sprint PCS nor any of its Related Parties shall own, operate, build or manage another wireless mobility communications network in the Service Area, except to the extent provided in Sections 2.3(a), (b), (c) or (d) of the Management Agreement and except to the extent that the Sprint Agreements are terminated in accordance with Section 6(b)(ii)(A) of this Agreement. The Administrative Agent acknowledges and agrees that Sprint PCS shall also have the right to cure an Event of Default or to assist Affiliate in curing an Event of Default but only to the extent Affiliate has the right to so cure under the Loan Documents, as applicable (it being understood that the act of Sprint PCS curing an Event of Default shall not constitute an independent Event of Default unless the act itself would otherwise constitute a Default (e.g. a sale of assets not otherwise permitted by the Loan Documents)), including but not limited to Sprint PCS's providing Affiliate the funds necessary to operate or meet certain financial covenants in the Loan Documents. The Administrative Agent shall have the right to cure any Management Agreement Breach.

         SECTION 10. Sprint PCS's Right to Purchase Obligations, Operating Assets or Pledged Equity. (a) Following the Acceleration Date and until the 60-day anniversary of the filing of a bankruptcy petition by or with respect to Affiliate, Sprint PCS shall have the right to purchase the Obligations under, and as defined in, the Credit Agreement, by repaying the Obligations in full in cash. In the event that Sprint PCS purchases the Obligations within 60 days immediately following the earlier of (i) the Acceleration Date and (ii) the date of the filing of a bankruptcy petition by or with respect to Affiliate, Sprint PCS may in lieu of purchasing the total amount of the Obligations, purchase all Obligations other than the accrued interest with respect thereto for a purchase price equal to the amount of the Obligations other than such accrued interest and any fees and expenses that are unreasonable, in which case, such accrued interest and unreasonable fees and expenses shall remain due and owing by Affiliate to the Lenders.

                  (b) In the event that the Administrative Agent acquires the Operating Assets or the membership interests of Affiliate, Sprint PCS shall have the right to purchase the Operating Assets or the membership interests of Affiliate from the Administrative Agent during the limited period of time provided in and otherwise in accordance with this Section 10(b) by paying to the Administrative Agent in cash an amount equal to the sum of the aggregate amount paid (by credit against the Obligations or otherwise) by the Administrative Agent or the Lenders for the Operating Assets plus the aggregate amount of any remaining unpaid Obligations. Administrative Agent shall give Sprint PCS notice of any acquisition of the Operating Assets or the membership interests of Affiliate by the Administrative Agent promptly following the date of final consummation of such acquisition (the "Acquisition Notice"). Sprint PCS shall, within 60 days of receipt of a valid Acquisition Notice, give the Administrative Agent (and Affiliate, in the case of a purchase of the membership interest in Affiliate) notice of its intent to exercise its purchase right under this Section 10(b). In the event Sprint PCS gives the Administrative Agent written notice of its intent to purchase the Operating Assets or the membership interests of Affiliate, the Administrative Agent agrees that it shall provide Sprint PCS the right to purchase the Operating Assets until the earlier to occur of (i) expiration of the period consisting of 120 days after Sprint PCS' receipt of a valid Acquisition Notice (or such later date that shall be provided for in the purchase agreement and acceptable to the

Administrative Agent to close the purchase of the Operating Assets or membership interests of Affiliate) or (ii) receipt by Administrative Agent from Sprint PCS of written notice that Sprint PCS has determined not to proceed with the closing of the purchase of the Operating Assets or the membership interests of Affiliate. If Sprint PCS at any time purchases the Operating Assets or the membership interests of Affiliate as permitted under this Section 10, the Administrative Agent will release the Security Interests in the Collateral upon payment in full of the aggregate amount of the Obligations. Notwithstanding the foregoing, in the event that a bankruptcy petition is filed by or with respect to Affiliate, Sprint PCS shall again have the right to purchase the Operating Assets or the membership interests of Affiliate from the Administrative Agent by repaying the Obligations in full in cash, by giving the Administrative Agent notice of its intent to exercise such purchase right no later than 60 days following the date of filing of such bankruptcy petition.

                  (c) If at any time during the period described in Section 10(a) or 10(b) above or thereafter the Administrative Agent receives any purchase offer for the Operating Assets, the membership interests of Affiliate or the Obligations, as applicable, that is acceptable to the Administrative Agent, the Administrative Agent shall exercise reasonable efforts to obtain the consent of the offeror to deliver a copy of such offer to Sprint PCS and Sprint PCS shall have the right to purchase the Operating Assets, the membership interests of Affiliate or the Obligations, as applicable, on terms and conditions at least as favorable to the Administrative Agent as the terms and conditions proposed in such offer so long as within 14 Business Days after Sprint PCS's receipt of such other offer Sprint PCS offers to purchase the Operating Assets, the membership interests of Affiliate or the Obligations, as applicable, and so long as the conditions of Sprint PCS's offer and the amount of time it will take Sprint PCS to effect such purchase is acceptable to the Administrative Agent and the Lenders.

                  (d) If Sprint PCS at any time purchases the entirety of the Obligations as provided in this Section 10, the Administrative Agent shall assign and transfer or cause the Lenders to assign and transfer to Sprint PCS all rights and interests in, to and under all of the Loan Documents, including but not limited to all security interests, liens, financing statements, guaranties and other credit enhancements related to such Loan Documents, and all rights and claims thereunder (collectively referred to as the "Loan Document Rights"). If Sprint PCS purchases less than all the Obligations (as permitted in the second sentence of Section 10(a) above), then the Administrative Agent shall assign and transfer or cause the Lenders to assign and transfer to Sprint PCS all Loan Document Rights, except that the Administrative Agent shall retain the unsecured right to collect the amount of the Obligations not purchased by Sprint PCS.

         SECTION 11. Foreclosure. Upon the Administrative Agent or any Lender or any other Person that meets the Successor Manager Requirements acquiring the Operating Assets and the Sprint Agreements, then such Person shall be entitled to exercise any and all rights of Affiliate under the Sprint Agreements in accordance with the terms of the Sprint Agreements and each Sprint Party will thereupon comply in all respects with such exercise by such Person and perform its obligations under the Sprint Agreements and this Consent and Agreement for the benefit of such Person. Each Sprint Party agrees that the Administrative Agent or any Lender may (but shall not be obligated to), subject to and in accordance with the terms of this Consent and Agreement assign its rights and interests acquired in the Operating Assets and the Sprint Agreements to any buyer or transferee thereof and, in the event the buyer wishes to become a party to the Sprint Agreements and such buyer satisfies the Successor Manager Requirements, such buyer shall be bound by the Sprint Agreements; provided, that buyer shall have no responsibility or liability to any Person other than a Sprint Party and a Related Party of a Sprint Party arising out of Affiliate's operations prior to the date buyer becomes bound by the Sprint Agreements. In such case the Sprint Agreements shall remain in full force and effect with the buyer as Successor Manager and this Consent and Agreement shall remain in full force and effect for the benefit of the Successor Manager and any Person providing senior secured debt financing to such Successor Manager if required by such Person. Sprint PCS agrees, with respect to any past failure of Affiliate to perform any obligation under the Sprint Agreements, that the Successor Manager shall have the same amount of time to perform such obligation that Affiliate had under the Sprint Agreements, with the performance period commencing on the date on which the buyer becomes a Successor Manager. Sprint PCS shall permit the performance period set forth in the Management Agreement to be extended for such period of time that Sprint PCS believes is reasonable to allow Successor Manager to perform such unperformed obligations.

         SECTION 12. Trademarks and Service Marks. In the event the Administrative Agent forecloses on its security interest in the License Agreements and transfers the License Agreements to a Person who does not meet the Successor Manager Requirements, then Sprint PCS shall have the right to terminate the License Agreements and cause the Administrative Agent to release its security interest in the License Agreements immediately prior to such transfer.

         SECTION 13. Interim Manager and Successor Manager Requirements. To qualify as an Interim Manager or a Successor Manager, the Person must satisfy each of the following "Successor Manager Requirements":

                  (a) The Person must not during the three-year period immediately preceding the date of determination have materially breached any material agreement with Sprint Spectrum or its Related Parties that resulted in the exercise of a termination right or in the initiation of judicial or arbitration proceedings;

                  (b) The Person must not be one of the Persons identified on
         Schedule 13 (a "Schedule 13 Person"); provided, that no Other Manager under any Sprint PCS Management Agreement may be identified on
         Schedule 13;

                  (c) In the case of a Successor Manager, the Person must meet a reasonable Person's credit criteria (taking into consideration the circumstances), it being understood that such criteria is satisfied if the financial projections contained in the business plan such Person submits to Sprint PCS shows the ability to service its indebtedness and meet the build-out requirements contained in the Build-out Plan; and

                  (d) The Person must agree to be bound by the terms of the Sprint Agreements as if an original party thereto; provided, in the case of an Interim Manager, the Person must also execute a separate confidentiality agreement in the form attached as Exhibit A with such changes thereto as may be reasonably requested by the parties to the agreement, but the Person is not required to assume the existing liabilities of the Affiliate.

                  Except as provided in Schedule 13, the Administrative Agent, each Lender and each Secured Creditor and each of their wholly-owned subsidiaries or entities who wholly-own such entities shall be deemed to satisfy Sections 13(a), (b) and (c) of the preceding "Successor Management Requirements".

         SECTION 14. Management Agreement. Sprint PCS agrees that it will not exercise its right under the Management Agreement to purchase the Operating Assets or to sell the Disaggregated License to Affiliate if before, or after giving effect to such exercise, there would exist a Default or Event of Default under the Credit Agreement, unless Sprint PCS pays the aggregate amount of the Obligations as a condition of the exercise of such right and the Credit Agreement shall have been terminated in connection with such payment. Sprint PCS agrees that until the Obligations have been paid in full in cash and all commitments to advance credit under the Credit Agreement have terminated or expired, a failure to pay any amount by any Related Party of the Affiliate under any agreement with Sprint PCS or any of its Related Parties shall not constitute a Management Agreement Breach for any purpose. Subject to regulatory approval in connection with any such sale, Sprint PCS agrees that it shall always maintain the ability to sell the Disaggregated License in accordance with this Consent and Agreement. Sprint PCS shall own at least 10 MHz of Spectrum in the Service Area until the first to occur of the following events:
(i) the Obligations have been paid in full in cash and all commitments to advance credit under the Credit Agreement have terminated or expired, (ii) the sale by Sprint PCS of the Spectrum pursuant to this Consent and Agreement shall be effected, and (iii) the sale of the Operating Assets pursuant to this Consent and Agreement. Sprint PCS acknowledges that the financing provided pursuant to the Loan Documents complies with Section 1.7 of the Management Agreement and Section 11.3.6 of the Management Agreement shall no longer be applicable with respect to such financing. Notwithstanding anything to the contrary contained in Section 12.2 of the Management Agreement, the Administrative Agent, the Lenders, and any Successor Manager or buyer of the Operating Assets or Disaggregated License shall be permitted to disclose Confidential Information (as defined in the Management Agreement) (i) to the extent required by law, rule or regulation, (ii) to any regulator or any regulatory body regulating such entity, (iii) to any rating agency in connection with requirements applicable to such Person and (iv) to the lawyers and accountants for any such Persons.

         SECTION 15. Administrative Agent and Eligible Assignees.

                  (a) The Administrative Agent and each Lender and Secured Creditor must be an Eligible Assignee. "Eligible Assignee" shall mean and include a commercial bank, financial institution, other "accredited investor" (as defined in Regulation D of the Securities
         Act) other than individuals, or a "qualified institutional buyer" as defined in rule 144A of the Securities Act; provided, that prior to the 61st day after the filing of a bankruptcy petition by or with respect to Affiliate in no event may any Person that is engaged in or that controls, is controlled by or is under common control with any Person engaged in, the telecommunications service business in the United States (other than Sprint Corporation and its subsidiaries), be an Eligible Assignee, it being understood that no small business investment corporation that is ultimately owned by an Eligible Assignee that is subject to Regulation Y shall be deemed to be controlled by or under common control with such Eligible Assignee; and provided further, that after the filing of such bankruptcy petition in no event may a Schedule 13 Person be an Eligible Assignee.

                  (b) If (i) the Administrative Agent or any Lender or Secured Party becomes a Schedule 13 Person and (ii) a new Administrative Agent or Lender or Secured Party (as applicable) commits to purchase all interests of such Administrative Agent, Lender or Secured Party in the Obligations and the Loan Documents and assume all commitments and obligations of such Administrative Agent, Lender or Secured Party under the Loan Documents, in each case within such three months as described in clause (A) below, for the aggregate amount of the unpaid Obligations of such Administrative Agent, Lender or Secured Party, then such Administrative Agent, Lender or Secured Party shall (A) assuming such purchaser does not breach its commitment to so purchase, divest itself of all interests in the Obligations and the Loan Documents within three (3) months after such Administrative Agent, Lender or Secured Party becomes a Schedule 13 Person by selling such interests in consideration of the payment of such aggregate amount and the assumption of such commitments and obligations, and (B) promptly upon the consummation of such sale, no longer be given or be entitled to receive any Confidential Information. In no event shall the Administrative Agent or any Lender or Secured Party be obligated or responsible to find or obtain a purchaser to purchase any Obligations or Loan Documents or to assume any commitments or obligations.

         SECTION 16. Sprint Party Representations. Each Sprint Party represents and warrants to the Administrative Agent, as of the Closing Date (a) its execution, delivery and performance of this Consent and Agreement has been duly authorized by all necessary partnership action, and does not and will not require any further consents or approvals that have not been obtained, or violate any provision of any law, regulation, order, judgment, injunction or similar matters or materially breach any agreement presently in effect with respect to or binding on it; provided, that the transfer of Spectrum as contemplated under this Consent and Agreement will require regulatory approval (which each Sprint Party agrees to use its commercially reasonable efforts to obtain); (b) this Consent and Agreement is a legal, valid and binding obligation of such Person enforceable against it in accordance with its terms, except that (i) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be limited by equitable defenses and by the discretion of the court before which any proceeding may be brought; (c) the Sprint Agreements are in full force and effect and have not been amended, supplemented or modified; (d) as of the date of execution hereof, to the knowledge of the Sprint Parties, no Event of Termination has occurred and is continuing (without regard to any requirement of the delivery of written notice necessary to the occurrence of an Event of Termination under Section 11.3 of the Management Agreement); (e) on the date the Management Agreement was executed Sprint PCS owned, and on the date hereof Sprint PCS owns, 10 MHz or more of Spectrum in the Service Area; and (f) the only existing agreements or arrangements between Affiliate, on the one hand, and Sprint Corporation or any of its subsidiaries, on the other hand, are the Management Agreement, the Services Agreement and the License Agreements.

         SECTION 17. Administrative Agent Representations. The Administrative Agent represents and warrants to Sprint PCS, as of the Closing Date (a) its execution, delivery and performance of this Consent and Agreement has been duly authorized by all necessary corporate action, and does not and will not require any further consents or approvals that have not been obtained, or violate any provision of any law, regulation, order, judgment, injunction or similar matters or materially breach any agreement presently in effect with respect to or binding on it; (b) this Consent and Agreement is a legal, valid and binding obligation of the Administrative Agent enforceable against it in accordance with its terms, except that (i) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be limited by equitable defenses and by the discretion of the court before which any proceeding may be brought; (c) at the time of the execution hereof, Nortel Networks Inc. is the only Lender; and (d) as of the date of execution hereof, to the knowledge of the Administrative Agent, no Event of Default has occurred and is continuing.

         SECTION 18. Successors and Assigns. This Consent and Agreement shall be binding upon the successors and assigns of the parties hereto and shall inure, together with the rights and remedies of the parties hereunder, to the benefit of their respective successors and assigns. In the event the Sprint PCS Network is sold in accordance with the Management Agreement, the buyer thereof will assume the obligations of the Sprint Parties hereunder and under all the other Sprint Agreements other than the Sprint Trademark and Service Mark License Agreement; provided, however, the buyer of the Sprint PCS Network shall enter into an agreement with Affiliate on substantially the same terms as the Sprint Trademark and Service Mark License Agreement with respect to such buyers' trademarks, service marks, brands, etc. In the event a Successor Manager becomes a party to the Sprint Agreements as provided in this Agreement, this Consent and Agreement shall remain in full force and effect for the benefit of the Successor Manager and any Person providing senior secured debt financing to such Successor Manager if required by such Person.

         SECTION 19. Amendment. Neither this Consent and Agreement nor any provision herein may be waived except pursuant to an agreement or agreements in writing entered into by Sprint PCS, the Administrative Agent and Affiliate, and neither this Consent and Agreement nor any provision herein may be amended or modified except pursuant to an agreement or agreements in writing entered into by Sprint PCS, the Administrative Agent and Affiliate. The Administrative Agent and each Lender (and its successors and assigns) shall be bound by any modification or amendment authorized by this Section 19. No amendment or waiver or effective amendment or waiver entered into in violation of this Section 19 shall be valid; provided, however, that no consent of Affiliate shall be necessary for any amendment or modification to this Consent and Agreement made pursuant to and in accordance with Section 24 hereof, unless such amendment or modification could reasonably be expected to be materially adverse to Affiliate.

         SECTION 20. APPLICABLE LAW. THIS CONSENT AND AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 21. Notices. Notices and other communications provided for in this Consent and Agreement shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy, as follows:

                  (a)  if to Sprint Spectrum, to it at:

                           Sprint Spectrum L.P.
                           4900 Main, 12th Floor
                           Kansas City, Missouri, 64112
                           Telephone No.:  (816) 559-1000
                           Telecopier No.:  (816) 559-1290
                           Attention: Chief Executive Officer

                           with a copy to:

                           4900 Main, 11th Floor
                           Kansas City, Missouri, 64112
                           Telephone No.:  (816) 559-1000
                           Telecopier No.:  (816) 559-2591
                           Attention: General Counsel

                  (b) if to the Administrative Agent, to it at:

                           Nortel Networks Inc.
                           GMS 991 16 A20
                           2221 Lakeside Blvd.
                           Richardson, Texas 75082-4399
                           Telephone No.:  (972) 684-8202
                           Telecopier No.:  (972) 684-3929
                           Attention: Vice President - Finance
                                      Wireless Networks

                           Nortel Networks Inc.
                           GMC 991 15 A40
                           2221 Lakeside Blvd.
                           Richardson, Texas 75082-4399
                           Telephone No.:  (972) 684-2271
                           Telecopier No.:  (972) 684-3679
                           Attention: Vice President,
                                      Customer Finance North America

                           Nortel Networks Inc.
                           P. O. Box 833858
                           Richardson, Texas 75083-3858
                           Mail Stop 04D/02/A40
                           Telephone No.:  972) 684-7687
                           Telecopier No.: (972) 684-3808
                           Attention:  Kimberly Poe, Loan Administration

                           with a copy to:

                           Jenkens & Gilchrist
                           1445 Ross Avenue
                           Suite 3200
                           Dallas, Texas 75202
                           Telephone No.:  (214) 855-4500
                           Telecopier No.:  (214) 855-4300
                           Attention: Ronald D. Rosener

                  (c)  if to Affiliate, to it at:

                           Alamosa PCS LLC
                           4403 Brownfield Highway
                           Lubbock, Texas 79407-
                           Telephone No.:  (806) 722-1111
                           Telecopier No.:  (806) 791-1120
                           Attention: David E. Sharbutt
                                      Chairman of the Board of Managers

                           with a copy to:

                           Crenshaw, Dupree & Martin
                           P.O. Box 1499
                           Lubbock, TX 79408
                           Telephone No.: (806) 762-5221
                           Telecopier No.:  (806) 762-3510
                           Attention: Jack McCutchin Jr.

All notices and other communications given to any party hereto in accordance with the provisions of this Consent and Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy, or on the date five (5) business days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly


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addressed) to such party as provided in this Section 21 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 21.

         SECTION 22. Counterparts. This Consent and Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

         SECTION 23. Severability. Any provision of this Consent and Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provision with valid provisions the economic effect of which is as close as possible to that of the invalid, illegal or unenforceable provision.

         SECTION 24. Amendments to Form Consent and Agreement. As of the date this Consent and Agreement is executed, it contains provisions substantially similar to the provisions of every other executed Consent and Agreement. If Sprint PCS modifies or amends the form of Consent and Agreement it enters into with another lender, then Sprint PCS agrees to give the Administrative Agent written notice of such modifications and amendments and to amend this Consent and Agreement in the same manner; provided, that: (a) Sprint PCS will not modify this Consent and Agreement to incorporate changes made for the benefit of a lender because of circumstances related to a particular Other Manager, subject to the limitations set forth below; (b) the Administrative Agent must agree to make all (or none) of the changes made for the other lender and the Other Manager, unless Sprint PCS agrees to allow the Administrative Agent to make only some of the changes; (c) if such amendment to this Consent and Agreement could reasonably be expected to be materially adverse to Affiliate, such amendment shall not be made without the prior written consent of Affiliate (although the Affiliate's withholding of such consent will result in none of the changes being made to this Consent and Agreement because of the requirement of clause (b) above); and (d) Sprint PCS is only required to make changes to this Consent and Agreement based on changes made to the form of Consent and Agreement executed in connection with loans to Other Managers that are syndicated or intended to be syndicated (i.e., loans sold or participated, or intended to be sold or participated, in whole or in part to at least three financial institutions or investment funds) (a "Syndication Consent") until the later to occur of: (i) five Syndication Consents are executed, and (ii) loans to Other Managers are syndicated where the pops in the Service Areas of such Other Managers, in the aggregate, exceed 10 million; provided, however, that in the event any Syndicated Consent executed after such later date relates to a transaction where the pops in the Service Area of the Other Manager exceed 5 million, Sprint PCS agrees to give the Administrative Agent the right to amend this Consent and Agreement in the same manner as described above in clauses (a) and (b).

         For purposes of subsection (a) in the preceding paragraph, Sprint PCS will not deem the following changes to be made because of circumstances related to a particular Other Manager: (i) any form of recourse to Sprint PCS or other similar form of credit enhancement;
(ii) any change in Sprint PCS's right to purchase Operating Assets or Obligations; (iii) any change in the ownership status, terms of usage or amount of Disaggregated License utilized by Affiliate; (iv) any material change in the flow of revenues between Sprint Spectrum and Affiliate excluding changes related to the pricing of direct or indirect fees, but including any subordination of direct or indirect fees to Sprint PCS; (v) any change to obligations required to be assumed by, or qualifications for, any Interim or Successor Manager, including changes in the time period Sprint PCS agrees to remain as Interim Manager; (vi) any changes in confidentiality, non-compete or Eligible Assignee language, including changes to Schedule 13; (vii) any clarifications of FCC compliance issues or (viii) the issuance of legal opinions.

           [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Consent and Agreement to be executed by their respective authorized officers as of the date and year first above written.


                                  SPRINT SPECTRUM L.P.
                                  a Delaware limited partnership

                                  By:     /s/ BERNARD BIANCHINO
                                          -------------------------------------
                                          Bernard A. Bianchino
                                          Chief Business Development Officer


                                  SPRINTCOM, INC.
                                  a Kansas corporation

                                  By:     /s/ BERNARD BIANCHINO
                                          -------------------------------------
                                          Bernard A. Bianchino
                                          Vice President


                                  SPRINT COMMUNICATIONS COMPANY, L.P.
                                  a Delaware limited partnership

                                  By:     /s/ THOMAS WEIGMAN
                                          -------------------------------------
                                  Name:  Thomas E. Weigman
                                         ---------------------------------------
                                  Title: SVP, Consumer Market Strategy and
                                         Communication

                                  WIRELESSCO, L.P.
                                  a Delaware limited partnership

                                  By:     /s/ BERNARD BIANCHINO
                                          -------------------------------------
                                          Bernard A. Bianchino
                                          Chief Business Development Officer


                                  NORTEL NETWORKS INC.
                                  for itself and as Administrative Agent

                                  By:     /s/ MICHAEL W. MCCORKLE
                                          -------------------------------------
                                  Name:   Michael W. McCorkle
                                  Title:  Director, Customer Finance

               Acknowledgment, Consent and Agreement of Affiliate


         The undersigned Affiliate (i) has reviewed this Consent and Agreement,
(ii) acknowledges, consents and agrees to the terms and provisions of this Consent and Agreement, and (iii) agrees to be bound by the terms and provisions of this Consent and Agreement, including, without limitation, such terms and provisions that affect Affiliate or its rights under the Management Agreement. Without limiting the generality of the foregoing: (i) Affiliate acknowledges and agrees that the right to appoint an Interim Manager is intended to allow the right and ability to preserve and/or protect the Collateral or its value and the Service Area Network or its value and (ii) Affiliate acknowledges and agrees that in the event of the sale of the Collateral by the Administrative Agent, the value of the Collateral may be dependent on the right of the Person purchasing the Collateral to assume or be a party to the Sprint Agreements and acknowledges that any sale of the Collateral in accordance with Sections 6 and 10 hereof, the other provisions of this Consent and Agreement and, to the extent not inconsistent with this Consent and Agreement, the Loan Documents is agreed to be a commercially reasonable disposition of the Collateral by Administrative Agent.

ALAMOSA PCS LLC
a Texas limited liability company


By:  /s/ DAVID E. SHARBUTT
     ---------------------------------------
     David E. Sharbutt,
     Chairman of the Board of Managers


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